UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 16, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2018, OrangeHook, Inc., a Minnesota corporation ("OrangeHook MN"), a wholly-owned subsidiary of OrangeHook, Inc., a Florida corporation (the "Company"), entered into a Commercial Promissory Note effective May 10, 2018, for $740,076.75 with MEZ Capital LLC, a Minnesota limited liability company ("MEZ"). The principal amount includes loan discount and other fees totaling $35,241.75. The note matures on June 9, 2018 and calls for payment of a stated amount of interest of $22,202.30 due along with the outstanding principal balance at maturity. The note is supported by five personal guarantees, including those of Company board members James L. Mandel and Jeffrey J. Hattara, President and CEO and Chief Strategy Officer, respectively, and board members Whitney E. Peyton and Donald M. Miller. The note includes a default rate of interest equal to four percent (4%) on the outstanding principal balance. The note replaces the March 7, 2018 note issued by OrangeHook MN to MEZ in the amount of $659,000 which matured on May 10, 2018 and was disclosed previously in the Company's Current Report on Form 8-K filed on March 13, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   May 21, 2018
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer